Exhibit 13.2

seedihvest Hi James, Seedlnvest is proud to work with companies across all verticals, but we wanted to highlight one vertical in which we have seen a lot of activity in recently, healthtech. We recently closed two of our larger campaigns in this vertical, 20/20 Genesystems which focuses on early-stage cancer detection (raised $5.1 mm) and NowRx which is rethinking traditional pharmacies (raised $6.79mm). Building off the momentum of these successfully funded healthtech deals, we are excited to introduce you to San Francisco-based Gali Health, an Al-powered mobile health assistant for people with chronic conditions. The company is backed by top investors such as Felicis Ventures (investor in Dollar Shave Club, FitBit, Bonobos, Warby Parker, FundersClub) and has collaborations with researchers at Stanford Hospital and UCSF. In addition to Gali Health, Monogram Orthopaedics is currently accepting reservations as it awaits qualification from the SEC for its upcoming Reg A+ campaign. Monogram is combining 3D printing, machine learning, and robotics for high-precision medical implants. If you are interested in either company, feel free to click on the links above to learn more or reply to this email. All the Best, The Seedlnvest Team You are receiving this update because you are part of the Seedlnvest community. If you would like to stop receiving company updates, unsubscribe here. If you would like to stop receiving all Seedlnvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account. Gali Health is offering securities under Regulation CF and Rule 506(c) of Regulation D through SI Securities, LLC ("SI Securities"). The Company has filed a Form C with the Securities and Exchange Commission in connection with its offering, a copy of which may be obtained at: Gali Health: https://www.seedinvest.com/qali.health Monogram Orthopaedics Inc is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission”) and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Monogram Orthopaedics Inc: https://www.seedinvest.com/monoqram Copyright © 2019 Circle Internet Financial Limited (“Circle”), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notified that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any financial product. Investments are offered only via definitive transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba Seedlnvest, an affiliate of Circle, and a registered broker- dealer, and member FINRA/SIPC, located at 116 W Houston Street, 6th Floor, New York, NY 10012. To learn more about investing in startups and its risks visit www.seedinvest.com/academy.

From: **SeedInvest** deals@seedinvest.com
Subject: Expand Your HealthTech Portfolio
Date: May 7, 2019 at 10:20 AM
To: eric@seedinvest.com

S

seedinvest

HealthTech Deals

Hi Eric,

Based on your interest in the healthtech industry, here are four deals that may be of interest:

- **Respirix** | Non-Invasively Managing Cardiac Health | **Learn More**
- **Cytonics** | Diagnostics & Therapeutics for Osteoarthritis | **Learn More**
- **VIZI Healthcare** | Tech-Enabled Healthcare Solution for Seniors | **Learn More**
- **Monogram Orthopaedics** | Robotics for High-Precision Implants | **Learn More**

Please note, Cytonics and VIZI Healthcare are closing soon. Monogram Orthopaedics, SeedInvest's latest Reg A+ campaign, just launched its reservation campaign and is awaiting SEC qualification.

If you are interested in reviewing other investment opportunities across various stages and sectors, you may visit our offerings page to learn more.

BROWSE ALL OFFERINGS

Tune in for a healthtech webinar this Friday, May 10th at 2pm ET to hear from Cytonics and Monogram Orthopaedics. Register here.

SeedInvest Auto Invest

Looking for an easier way to build your startup portfolio? SeedInvest Auto Invest does just that by allowing you to build a portfolio of 10-25 highly-vetted, early-stage startups with investment minimums as low as $200 per company. Auto Invest investors can opt out at any time. **Learn more here.**

Questions? Email us. We're happy to help.

SeedInvest's selection criteria does not suggest higher quality investment opportunities nor does it imply that investors will generate positive returns in investment opportunities on SeedInvest. Learn more about due diligence in the SeedInvest Academy and our vetting process in our FAQs.

Cytonics is offering securities under Regulation CF and Rule 506(c) of Regulation D through SI Securities, LLC ("SI Securities"). The Company has filed a Form C with the Securities and Exchange Commission in connection with its offering, a copy of which may be obtained at: Cytonics: https://www.seedinvest.com/cytonics

Vizi Healthcare, and Respirix are offering securities under Rule 506(b) of Regulation D through SI Securities. Additional information may be obtained from:: Vizi Healthcare: https://www.seedinvest.com/vizi.healthcare, Respirix: https://www.seedinvest.com/respirix

Monogram Orthopaedics Inc is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the “Commission”) and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Monogram Orthopaedics Inc: https://www.seedinvest.com/monogram

From: **SeedInvest** monogram@seedinvest.com
Subject: Following up – Monogram Orthopaedics
Date: May 30, 2019 at 5:43 PM
To: eric@seedinvest.com

Monogram | Reminder

Hi Eric,

We noticed that you started a reservation in Monogram Orthopaedics but have yet to complete the process. If you have any questions for CEO Ben Sexson as you further consider this opportunity, feel free to register for the company's upcoming webinar where you can ask questions to management in real time. You may register here.

After just over two weeks on SeedInvest, Monogram has seen over $900k in reservations. By confirming a reservation, you have the opportunity to purchase shares ahead of the company's public launch, while Monogram awaits qualification from the SEC. A reservation is non-binding and you may cancel at any time.

COMPLETE YOUR RESERVATION

Questions? Email us. We're happy to help.

You are receiving this email because you confirmed a reservation in HyperSciences. If you would like to stop receiving campaign reminders, unsubscribe here.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

Monogram Orthopaedics Inc is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Monogram Orthopaedics Inc: https://www.seedinvest.com/monogram

From: **SeedInvest** deals@seedinvest.com
Subject: HealthTech Roundup: Campaigns Closing & New Deals
Date: May 17, 2019 at 10:23 AM
To: eric@seedinvest.com

seedinvest

HealthTech Deal Roundup


CYTONICS

VIZIHEALTHCARE

Last Chance to Invest | Cytonics & VIZI Healthcare

Today is the last day to invest in the following healthtech deals:

- **Cytonics** | Diagnostics and therapeutics for osteoarthritis | **Invest**
- **VIZI Healthcare** | Tech-enabled care solution for medical services | **Invest**

Both campaigns are successfully funded and are still accepting investments until 11:59pm ET this evening, May 17th.

Learn more about our other healthtech deals on the platform:


KUKA
monogram
KUKA
monogram

Monogram Orthopaedics | High-precision surgical implants

Monogram is using machine learning (AI), robotics, and 3D printing to enhance and improve joint replacement surgeries. The company believes that the synthesis of these three technologies will help define the future of orthopaedics. By confirming a reservation, you have the opportunity to purchase shares ahead of the company's public launch, while Monogram awaits qualification from the SEC. A reservation is non-binding and you may cancel at any time.

Interested in learning more about Monogram? Join CEO Ben Sexson for an investor webinar as he presents a short pitch presentation and answers questions from participating attendees.

REGISTER


MEDICAL
RESPIRIX

Respirix | Managing cardiac health non-invasively

Respirix is developing a medical device-enabled SaaS platform for cardiac health. Its technology combines physiological data obtained non-invasively with advanced signal processing and computational methods which aim to solve unmet clinical needs for millions of patients worldwide. The company is successfully funded and still accepting investments until its end date, June 21st.

LEARN MORE

Questions? Email us. We're happy to help.

Monogram Orthopaedics Inc is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Monogram Orthopaedics Inc: https://www.seedinvest.com/monogram

Vizi Healthcare is offering securities under Rule 506(b) of Regulation D through SI Securities. Additional information may be obtained from:: Vizi Healthcare: https://www.seedinvest.com/vizi.healthcare

Cytonics is offering securities under Regulation CF and Rule 506(c) of Regulation D through SI Securities, LLC ("SI Securities"). The Company has filed a Form C with the Securities and Exchange Commission in connection with its offering, a copy of which may be obtained at: Cytonics: https://www.seedinvest.com/cytonics

Respirix is offering securities under Rule 506(c) of Regulation D through SI Securities. Additional information may be obtained from: Respirix: https://www.seedinvest.com/respirix

From: **SeedInvest** events@seedinvest.com
Subject: Healthtech Webinar Today at 2pm ET
Date: May 10, 2019 at 11:43 AM
To: eric@seedinvest.com

seedinvest Reminder | Upcoming Webinar





HealthTech Webinar Today, Friday, May 10th at 2pm ET

Tune in to hear from the following healthtech deals raising on SeedInvest:

- Monogram Orthopaedics | High-precision surgical implants
- Cytonics | Diagnostics and therapeutics for osteoarthritis

Please note, Cytonics' campaign is closing soon and is over 88% funded towards its minimum funding goal. Monogram Orthopaedics, SeedInvest's latest Reg A+ campaign, just launched its reservation campaign and is awaiting SEC qualification.

RSVP

Questions? Email us. We're happy to help.

You are receiving this email because you are a registered user on SeedInvest. If you would like to stop receiving invitations to events, unsubscribe here.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

Monogram Orthopaedics Inc is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Monogram Orthopaedics Inc: https://www.seedinvest.com/monogram

Cytonics is offering securities under Regulation CF and Rule 506(c) of Regulation D through SI Securities, LLC ("SI Securities"). The Company has filed a Form C with the Securities and Exchange Commission in connection with its offering, a copy of which may be obtained at: Cytonics: https://www.seedinvest.com/cytonics

From: **SeedInvest** newsletter@seedinvest.com
Subject: New Reg A+ & Airspace Deals
Date: May 30, 2019 at 6:24 PM
To: nicholaspinto@seedinvest.com

seedinvest

Weekly Deal Newsletter

Now Accepting Investments


MOBi ONE
2020
ASX

ASX | Designing Private Air Travel for the Masses | Learn More

- Management team holds decades of experience in aircraft manufacturing, aerospace engineering, rocket science, and more across companies such as General Motors, Boeing, NASA, and Virgin Hyperloop
- 6Degrees Ventures led its pre-seed round

ASX, or Airspace Experience Technologies, is an air mobility company creating MOBi,

a patent-pending electric Vertical Take-Off and Landing (VTOL) aircraft. The company's goal is to build a practical, accessible aircraft for everyone to reduce car traffic and travel time.

Now Accepting Reservations


monogram
Orthopaedics Reimagined

Monogram Orthopaedics | Robotics for High-Precision Implants | Learn More

- Raised $2mm from investors including Pro-Dex, Icahn School of Medicine at Mount Sinai, and Accelerate NY
- Collaborative study with the UCLA Biomechanics Laboratory demonstrated a 7x improvement in initial stability against the current standard

Monogram Orthopaedics, SeedInvest's latest Reg A+ campaign, is using machine learning (AI), robotics, and 3D printing to enhance and improve joint replacement surgeries. The company has just launched its reservation campaign as it awaits SEC qualification. To reserve a spot in the round, click on the link above.

Closing Soon



Cytonics | Diagnostics & Therapeutics for Osteoarthritis | Learn More

- The National Institute of Health (NIH) awarded the company nearly $1.8mm in government grants
- Raised over $15mm to date, including a $4mm investment from Synthes (a Johnson & Johnson company)

Upcoming Events

Media Investor Webinar | Thursday, May 9th at 2pm ET | Register

Tune in on May 9th to hear pitches from media companies raising on SeedInvest including Osiris Media and Taste. The CEOs will pitch the company and answer

questions from the audience.

Osiris Media Event Live Stream | Tuesday, May 14th at 7pm ET | Register

Tune in to hear Osiris Media CEO RJ Bee pitch to a live investor audience and answer questions in Brooklyn, NY.

SeedInvest Promotions & Perks

Osiris Media | The company is currently raising under SWIFT Financing and offering three tiered discounts to its valuation cap. Invest by May 3rd at 11:59pm ET to enjoy a 10% discount on the valuation cap. **Learn more here.**

SeedInvest Auto Invest

Looking for an easier way to build your startup portfolio? SeedInvest Auto Invest does just that by allowing you to build a portfolio of 10-25 highly-vetted, early-stage startups with investment minimums as low as $200 per company. Auto Invest investors can opt out at any time. **Learn more here.**

Browse all deals. Learn more about all of our investment opportunities.

Questions? Email us. We're happy to help.

You are receiving this newsletter because you are a registered user on SeedInvest. If you would like to stop receiving the weekly newsletter, unsubscribe here.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

SeedInvest's selection criteria does not suggest higher quality investment opportunities nor does it imply that investors will generate positive returns in investment opportunities on SeedInvest. Learn more about due diligence in the SeedInvest Academy and our vetting process in our FAQs.

Monogram Orthopaedics is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Monogram Orthopaedics: https://www.seedinvest.com/monogram/series.a

Airspace Experience Technologies, Inc., Cytonics, Osiris Media, and Taste are offering securities under Regulation CF and Rule 506(c) of Regulation D through SI Securities, LLC ("SI Securities"). The Company has filed a Form C with the Securities and Exchange Commission in connection with its offering, a copy of which may be obtained at: Airspace Experience Technologies, Inc.: https://www.seedinvest.com/asx, Cytonics: https://www.seedinvest.com/cytonics, Osiris Media: https://www.seedinvest.com/osiris.media, Taste: https://www.seedinvest.com/taste

From: **SeedInvest** monogram@seedinvest.com
Subject: New Reg A+ Deal: Introducing Monogram
Date: May 9, 2019 at 7:31 PM
To: eric@seedinvest.com

seedinvest

Now Accepting Reservations



monogram
Orthopaedics Reimagined

Monogram Orthopaedics | High-precision surgical implants

We are excited to announce a new Reg A+ deal now accepting reservations on SeedInvest as it awaits qualification from the SEC. Monogram is using machine learning (AI), robotics, and 3D printing to enhance and improve joint replacement surgeries. The company believes that the synthesis of these three technologies will help define the future of orthopaedics.

Monogram was founded by Dr. Douglas Unis, an attending orthopaedic surgeon for Mount Sinai Hospital. With a desire to re-imagine implants for the 21st century, Dr. Unis recruited highly energized engineers, medtech professionals, and entrepreneurs as

recruited highly energized engineers, medtech professionals, and entrepreneurs as advisors to help realize his vision.

Deal Terms: Series A // Valuation: $21.25mm // Security: Preferred Equity

Notable deal highlights include:

- Raised $2mm from investors including Pro-Dex, Icahn School of Medicine at Mount Sinai, and Accelerate NY
- Collaborative study with the UCLA Biomechanics Laboratory demonstrated a 7x improvement in initial stability against the current standard
- Exclusive License Agreement with Icahn School of Medicine for pending patent substantially developed by Monogram Founder, Dr. Unis

LEARN MORE

HealthTech Investor Webinar | Friday, May 10th at 2pm ET

Tune in tomorrow, May 10th at 2pm ET, for a HealthTech Investor Webinar featuring Monogram and Cytonics. Both companies will be presenting a short pitch presentation and answering questions from the audience. Please note Cytonics is closing soon and over 86% funded towards its minimum funding goal.

Register

Questions? Email us. We're happy to help.

You are receiving this newsletter because you are a registered user on SeedInvest. If you would like to stop receiving company updates, unsubscribe here.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

Monogram Orthopaedics Inc is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Monogram Orthopaedics Inc: https://www.seedinvest.com/monogram

Cytonics is offering securities under Regulation CF and Rule 506(c) of Regulation D through SI Securities, LLC ("SI Securities"). The Company has filed a Form C with the Securities and Exchange Commission in connection with its offering, a copy of which may be obtained at: Cytonics: https://www.seedinvest.com/cytonics

From: **SeedInvest** events@seedinvest.com
Subject: Next Wednesday: Monogram's First Investor Webinar
Date: May 30, 2019 at 5:43 PM
To: eric@seedinvest.com

seedinvest Monogram Orthopaedics | Reg A+ Webinar Invite



monogram

Monogram Presentation | Wednesday, May 22nd at 4pm ET

Join Ben Sexson, CEO of Monogram Orthopaedics, for an investor webinar next Wednesday, May 22nd, at 4pm ET. Ben will be presenting a short pitch presentation and will be fielding questions from investors.

Monogram is using machine learning (AI), robotics, and 3D printing to enhance and improve joint replacement surgeries. The company believes that the synthesis of these three technologies will help define the future of orthopaedics.

REGISTER FOR WEBINAR

By confirming a reservation in Monogram, you have the opportunity to purchase shares ahead of the company's public launch, while Monogram awaits qualification from the SEC. A reservation is non-binding and you may cancel at any time.

Questions about the process? Email us. We're happy to help.

Monogram Orthopaedics Inc is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Monogram Orthopaedics Inc: https://www.seedinvest.com/monogram

From: **SeedInvest** events@seedinvest.com
Subject: This Wednesday: Monogram Orthopaedics Investor Webinar
Date: May 30, 2019 at 5:43 PM
To: eric@seedinvest.com

seedinvest Monogram Orthopaedics | Reg A+ Webinar Invite



monogram

This Wednesday at 4pm ET | Monogram Investor Presentation

Join Ben Sexson, CEO of Monogram Orthopaedics, for an investor webinar on Wednesday, May 22nd, at 4pm ET. Ben will be presenting a short pitch presentation and will be fielding questions from investors.

Monogram is using machine learning (AI), robotics, and 3D printing to enhance and improve joint replacement surgeries. The company believes that the synthesis of these three technologies will help define the future of orthopaedics.

REGISTER FOR WEBINAR

By confirming a reservation in Monogram, you have the opportunity to purchase shares ahead of the company's public launch, while Monogram awaits qualification from the SEC. A reservation is non-binding and you may cancel at any time.

Questions about the process? Email us. We're happy to help.

Monogram Orthopaedics Inc is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the “Commission”) and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Monogram Orthopaedics Inc: https://www.seedinvest.com/monogram

From: **SeedInvest** events@seedinvest.com
Subject: Upcoming Webinars
Date: May 19, 2019 at 6:20 PM
To: eric@seedinvest.com

seedinvest Upcoming Webinars

Hi Eric,

You're invited to four upcoming webinars. Management from the below companies will pitch the business and answer questions from interested investors.

- **ASX** | Monday, May 20th at 2pm ET | **Register**
- **HOHM** | Tuesday, May 21st at 2pm ET | **Register**
- **Monogram Orthopaedics** | Wednesday, May 22nd at 4pm ET | **Register**
- **Alpha Vertex** | Wednesday, June 5th at 2pm ET | **Register**

Interested in all live deals? Browse offerings.

Questions? Email us. We're happy to help.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

Airspace Experience Technologies, Inc., HOHM Inc., and Alpha Vertex, Inc are offering securities under Regulation CF and Rule 506(c) of Regulation D through SI Securities, LLC ("SI Securities"). The Company has filed a Form C with the Securities and Exchange Commission in connection with its offering, a copy of which may be obtained at: Airspace Experience Technologies, Inc.: https://www.seedinvest.com/asx, HOHM Inc.: https://www.seedinvest.com/hohm, Alpha Vertex, Inc: https://www.seedinvest.com/alpha.vertex

Monogram Orthopaedics Inc is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Monogram Orthopaedics Inc: https://www.seedinvest.com/monogram

This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notified that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any financial product. Investments are offered only via definitive transaction documents and any potential investor should read such documents carefully, including all of the risk factors relating to the investment, before investing. Start-up investments involve a high degree of risk and those investors who cannot afford to lose their entire investment should not invest in start-ups. The most sensible investment strategy for start-up investing may include a balanced portfolio of different start-ups. Start-ups should only be part of your overall investment portfolio. Investments in startups are illiquid and those investors who cannot hold an investment for the long term (at least 5-7 years) should not invest. All securities-related activity is conducted by SI Securities, LLC, a wholly owned subsidiary of SeedInvest, and a registered broker-dealer, and member FINRA/SIPC, located at 116 W Houston Street, 6th Floor, New York, NY 10012.

Subject: Monogram | Improving the Realities of Orthopaedics
Date: Monday, July 29, 2019 at 9:45:26 PM Eastern Daylight Time
From: SeedInvest
To: Nicholas Pinto

seedinvest

Monogram I Market Overview


KUKA
monogram
KUKA
OBSTACLE AVOIDANCE
monogram

Monogram I Developing the Future of Orthopaedics

The global joint reconstruction market is $18.1B, yet four players account for 76% of the market. Monogram Chief Medical Officer Doug Unis believes the current standard of care relies on using crude, manual instruments to insert poor fitting and generic implants into the patient's body. CEO Ben Sexson believes this is driven by the inefficiency of the generic implant model.

Over 960,000 knee procedures were performed in the United States in 2017, yet according to a 2017 study by the National Center for Biotechnology Information, up to 1 in 5 patients are unsatisfied post operation.

Monogram Orthopaedics wants to improve the current standard of orthopaedic care through high precision, patient specific implants with state-of-the-art robotics.

Robot adoption is still new and Monogram believes utilization will continue to grow. Monogram plans to commercialize clinically superior patient specific implants, inserted with a surgical robot. The company is led by a management team with years of experience commercializing medical technologies and has had strategic collaborations with orthopedic manufacturer EOS.

LEARN MORE ABOUT MONOGRAM

Questions? Email us. We're happy to help.

Monogram Orthopaedics Inc is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Monogram Orthopaedics Inc: https://www.seedinvest.com/monogram

message you are hereby notified that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any financial product. Investments are offered only via definitive transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba SeedInvest, an affiliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 116 W Houston Street, 6th Floor, New York, NY 10012. To learn more about investing in startups and its risks visit www.seedinvest.com/academy.

Subject: Following up – Monogram Orthopaedics
Date: Monday, July 29, 2019 at 9:45:58 PM Eastern Daylight Time
From: SeedInvest
To: Nicholas Pinto

seedinvest

Monogram | Reminder

Hi Nicholas,

We noticed that you started a reservation in Monogram Orthopaedics but have yet to complete the process. **Monogram recently hit $2.3mm in confirmed reservations.**

By confirming a reservation, you have the opportunity to purchase shares ahead of the company's public launch once Monogram receives SEC qualification. A reservation is non-binding and you may cancel at any time.

RESERVE SHARES IN MONOGRAM

Questions? Email us. We're happy to help.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

Monogram Orthopaedics Inc is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Monogram Orthopaedics Inc: https://www.seedinvest.com/monogram

seedinvest

Hi James,

SeedInvest is proud to work with companies across all verticals, but we wanted to highlight one vertical in which we have seen a lot of activity in recently, healthtech. We recently closed two of our larger campaigns in this vertical, **20/20 Genesystems** which focuses on early-stage cancer detection (raised $5.1mm) and **NowRx** which is rethinking traditional pharmacies (raised $6.79mm).

Building off the momentum of these successfully funded healthtech deals, we are excited to introduce you to San Francisco-based **Gali Health, an AI-powered mobile health assistant for people with chronic conditions.** The company is backed by top investors such as Felicis Ventures (investor in Dollar Shave Club, FitBit, Bonobos, Warby Parker, FundersClub) and has collaborations with researchers at Stanford Hospital and UCSF.

In addition to Gali Health, **Monogram Orthopaedics** is currently accepting reservations as it awaits qualification from the SEC for its upcoming Reg A+ campaign. Monogram is combining 3D printing, machine learning, and robotics for high-precision medical implants.

If you are interested in either company, feel free to click on the links above to learn more or reply to this email.

All the Best,
The SeedInvest Team

Gali Health is offering securities under Regulation CF and Rule 506(c) of Regulation D through SI Securities, LLC ("SI Securities"). The Company has filed a Form C with the Securities and Exchange Commission in connection with its offering, a copy of which may be obtained at: Gali Health: https://www.seedinvest.com/gali.health

Monogram Orthopaedics Inc is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Monogram Orthopaedics Inc: https://www.seedinvest.com/monogram

Subject: New Update | Monogram Conducts FTO Search
Date: Thursday, August 15, 2019 at 10:28:28 AM Eastern Daylight Time
From: SeedInvest
To: Nicholas Pinto

seedinvest

Monogram I Company Update


KUKA
monogram
KU

Monogram Orthopaedics I FTO Search Update

A freedom to operate, or FTO, search is a due diligence process which aims to identify any active or pending patents that may get in the way of a company's freedom to operate in its market. It is essentially a check to see whether any product a company plans to produce and commercialize does not infringe upon anyone else's valid intellectual property rights.

As part of its product development and intellectual property strategy, Monogram conducted a Freedom To Operate (FTO) related to certain embodiments of patient specific implants. As part of the FTO, CEO Ben Sexson noted: "We take our IP and the

competitive landscape extremely seriously. We will continue to prioritize the development of novel approaches of orthopaedic care. The FTO will be a helpful guide for our strategic development initiatives and communications going forward."

LEARN MORE

Today at 2pm ET, Monogram will be featured in SeedInvest's HealthTech Webinar. **Register here**.

Questions? Email us. We're happy to help.

Monogram Orthopaedics Inc is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Monogram Orthopaedics Inc: https://www.seedinvest.com/monogram

Subject: FW: Expand Your HealthTech Portfolio
Date: Friday, August 16, 2019 at 10:29:29 AM Eastern Daylight Time
From: Marcus Hollon
To: Nicholas Pinto

From: SeedInvest <contactus@seedinvest.com>
Reply-To: "SeedInvest, Contact Us" <contactus@seedinvest.com>
Date: Tuesday, July 30, 2019 at 4:03 PM
To: Marcus Hollon <marcus@seedinvest.com>
Subject: Expand Your HealthTech Portfolio

Learn more about three healthtech companies on SeedInvest.

seedinvest

HealthTech Deals

Hi Marcus,

Based on your interest in the healthtech industry, here are two deals that recently launched:

- **Dante Labs** **I** Whole genome sequencing data analysis **I** **Learn More**
- **Physimax** **I** AI-powered musculoskeletal optimization platform **I** **Learn More**

In addition to the above companies, Monogram Orthopaedics, SeedInvest's latest Reg A+ campaign, launched its reservation campaign and is awaiting SEC qualification.

If you are interested in reviewing other investment opportunities across various stages and sectors, you may visit our offerings page to learn more.

BROWSE ALL OFFERINGS

Tune in for a healthtech webinar on Tuesday, August 6th at 2pm ET to hear from the above companies. Register here.

SeedInvest Auto Invest

Looking for an easier way to build your startup portfolio? SeedInvest Auto Invest does just that by allowing you to build a portfolio of 10-25 highly-vetted, early-stage startups with investment minimums as low as $200 per company. Auto Invest investors can opt out at any time. **Learn more here.**

Questions? Email us. We're happy to help.

SeedInvest's selection criteria does not suggest higher quality investment opportunities nor does it imply that investors will generate positive returns in investment opportunities on SeedInvest. Learn more about due diligence in the SeedInvest Academy and our vetting process in our FAQs.

Dante Labs, and Physimax are offering securities under Rule 506(c) of Regulation D through SI Securities. Additional information may be obtained from: Dante Labs: https://www.seedinvest.com/dantelabs, Physimax: https://www.seedinvest.com/physimax

Monogram Orthopaedics Inc is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Monogram Orthopaedics Inc: https://www.seedinvest.com/monogram

Subject: Two Robotics Deals on SeedInvest
Date: Monday, August 12, 2019 at 1:20:33 PM Eastern Daylight Time
From: SeedInvest
To: lauren@seedinvest.com

seedinvest

Robotics Deals


FoldiMate

Robotics Startups | Monogram Orthopaedics & FoldiMate

According to a 2017 CB Insights report, robotics startups have raised $3B since 2012: "Around 48% of the deals went to startups building enterprise robots... Consumer robots accounted for 28% of the total deal share over the last 5 years, and the medical sector received 13% of deal share." Building a robotics company, however, is no easy task - enabling machines to perform human tasks takes time, talent, and capital. Learn more about two robotics deals on SeedInvest below that are aiming to automate medical surgery and laundry folding.

- **Monogram Orthopaedics |** 3D printing, machine learning & robotics for high

precision implants

- **FoldiMate |** Robotic laundry folder for home and business use

Please note Monogram is accepting reservations as it awaits SEC qualification. A reservation is non-binding and can be canceled at any time. FoldiMate's campaign is closing soon.

If you are interested in reviewing other investment opportunities across various stages and sectors, you may visit our offerings page to learn more.

BROWSE ALL OFFERINGS

SeedInvest Auto Invest

Looking for an easier way to build your startup portfolio? SeedInvest Auto Invest does just that by allowing you to build a portfolio of 10-25 highly-vetted, early-stage startups with investment minimums as low as $200 per company. Auto Invest investors can opt out at any time. **Learn more here.**

Questions? Email us. We're happy to help.

You are receiving this newsletter because you are a registered user on SeedInvest. If you would like to stop receiving company updates, unsubscribe here.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

SeedInvest's selection criteria does not suggest higher quality investment opportunities nor does it imply that investors will generate positive returns in investment opportunities on SeedInvest. Learn more about due diligence in the SeedInvest Academy and our vetting process in our FAQs.

Monogram Orthopaedics Inc is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Monogram Orthopaedics Inc: https://www.seedinvest.com/monogram

FoldiMate is offering securities under Regulation CF and Rule 506(c) of Regulation D through SI Securities, LLC ("SI Securities"). The Company has filed a Form C with the Securities and Exchange Commission in connection with its offering, a copy of which may be obtained at: FoldiMate: https://www.seedinvest.com/foldimate

CIRCLE

Nicholas Pinto <nicholaspinto@seedinvest.com>

New Reg A+ Rundown: New Deals, Current Deals, Webinar, & More

SeedInvest <newsletter@seedinvest.com> Wed, Sep 4, 2019 at 9:11 AM
Reply-To: contactus@seedinvest.com
To: team@seedinvest.com

seedinvest

Reg A+ Rundown

New Reg A+ Deals — NowRx & Graze


GRAZE

Graze | Fully autonomous, electric commercial lawn mower

Graze is building one of the world's first electric, fully-autonomous lawn mowers for the commercial landscaping industry. As lawn mowing is a core component of landscaping (an industry worth $93B), Graze hopes to eliminate fuel costs, eliminate operator injuries, and reduce labor requirements for landscaping companies.

- LOIs executed by LandCare & Mainscape for 400 mowers (two Top 15 US commercial landscaping companies)
- Lead Investor is Wavemaker Partners, a global Venture Capital fund with $300mm AUM

Round: Series A // Valuation: $25mm Pre-Money

LEARN MORE

NowRx | Technology-driven, on-demand pharmacy

NowRx is an on-demand pharmacy, founded with the goal of developing software, artificial intelligence, robotics, and logistics to create the most convenient retail pharmacy service available, focused on free same-day delivery for prescription and OTC medications, thereby eliminating the need to visit a pharmacy.

- Successfully raised its Series A in 2018 on SeedInvest ($6.79mm)
- Revenues for 2018 were $4.7mm, an increase of 89% as compared to 2017

Round: Series B // Valuation: $65mm Pre-Money

LEARN MORE

Other Reg A+ Deals Accepting Reservations




AU-
DELÀ

Monogram Orthopaedics | High-precision surgical implants

Monogram is using machine learning (AI), robotics, and 3D printing to enhance and improve joint replacement surgeries. The company believes that the synthesis of these three technologies will help define the future of orthopaedics.

- Raised $2mm from investors including Pro-Dex, Icahn School of Medicine at Mount Sinai, and Accelerate NY
- Collaborative study with the UCLA Biomechanics Laboratory demonstrated a 7x improvement in initial stability against the current standard

Round: Series A // Valuation: $21.25mm Pre-Money // Current Reservations: $2.7mm

LEARN MORE

Winc | Consumer-driven wine producer & retailer

Winc offers an online direct-to-consumer (DTC) membership experience, in addition to proprietary wines that are featured at select retailers nationwide. Winc owns and

leverages first-party data from its DTC channel to inform its decisions in the vineyards. The company has received over 3.3mm ratings from over 500k customers.

- Raised over $44.8mm from prominent investors like CrossCut Ventures, Bessemer Venture Partners, Shining Capital and Cool Japan Fund
- $169mm in revenue, 13mm bottles sold, and 92% CAGR from inception in 2011 to July 2018

Round: Series D // Valuation: $110mm Pre-Money // Current Reservations: $1.7mm

LEARN MORE

Upcoming Webinar



Thursday, September 12th, 4pm ET | Reg A+ Webinar

Join us for a Reg A+ Webinar on Thursday, September 12th at 4pm ET featuring our four Reg A+ companies. This is a great opportunity to not only learn more about our Reg A+ companies, but also ask questions in real-time directly to management.

The agenda is as follows:

- **4:00 — Monogram Orthopaedics** | Ben Sexson, CEO
- **4:20 — Winc** | Brian Smith, President & COO

- **4:40 — Graze** | John Vlay, CEO
- **5:00 — NowRx** | Cary Breese, CEO

REGISTER

More about Reg A+

On June 19, 2015, three years after the JOBS Act was signed, Title IV (Regulation A+) of the JOBS Act went into effect, allowing private early-stage companies to raise money from all Americans. Reg A+ is a type of offering which allows private companies to raise up to $50mm from the public. Companies looking to raise capital via Reg A+ first must file with the SEC and get qualification before launching their offering.

Reg A+ raises enable companies to grow and galvanize their communities, allowing them to cultivate a group of loyal customers / investors, with clear benefits*:

- Stock owners spend an average of 54% more than non-stock owners
- Investors visit the company website 68% more frequently
- Customers who own shares refer 2x as many people, increasing virality

In 2017, SeedInvest closed the largest round ever on an equity crowdfunding platform, when Knightscope raised $20mm via Regulation A+.

Questions? Email us. We're happy to help.

You are receiving this newsletter because you are a registered user on SeedInvest. If you would like to stop receiving the weekly newsletter, unsubscribe here.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

---

*Data referenced is current as of 2016.

NowRx, Monogram Orthopaedics Inc, Winc, and Graze are accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from NowRx: https://www.seedinvest.com/nowrx, Monogram Orthopaedics Inc: https://www.seedinvest.com/monogram, Winc: https://www.seedinvest.com/winc, Graze: https://www.seedinvest.com/graze

seedinvest

Monogram Reminder

Hi James,

We noticed that you started a reservation for Monogram Orthopaedics, but have yet to complete the process. If you would like to complete a reservation you may do so via the link below. By completing a reservation, you will be able to confirm your investment ahead of the public launch.

Monogram has raised over $2.7mm in reservations.

COMPLETE RESERVATION

Questions for SeedInvest? Email us. We're happy to help.

Monogram Orthopaedics Inc is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Monogram Orthopaedics Inc: https://www.seedinvest.com/monogram

Gmail Nick Pinto <nhpinto17@gmail.com>

How it Works | Monogram's Knee Implant

SeedInvest <monogram@seedinvest.com> Wed, Sep 4, 2019 at 3:25 PM
Reply-To: monogram@seedinvest.com
To: nhpinto17@gmail.com

seedinvest

Monogram Orthopaedics I How it Works





How It Works: Monogram's Knee Design

Over 960,000 knee procedures were performed in the United States in 2017, yet according to a 2017 study by the National Center for Biotechnology Information, up to 1 in 5 patients are unsatisfied post operation. This is often related to instability, mis-alignment, and failure of fixation. Implant fixation occurs primarily from dense bone growing into the rough features of an orthopedic implant. This process is called osseointegration.

Monogram believes that generic implants aren't optimized for the demands of the knee joint and that the design can be greatly optimized with technology that's currently

available.

Rather than derive fixation through a central keel, Monogram's implant is designed to derive fixation at the extremities, where the bone is most dense and osseointegration most active. In collaboration with the University of Nebraska Medical Center which specializes in testing tibial components, Monogram tested their first design concept. The performance against the Stryker Triathlon, which has been implanted in over 2 million patients worldwide, was positive in certain areas. Monogram believes that fixation derived at the extremities of the implant will prove clinically superior over time.

LEARN MORE ABOUT MONOGRAM

Interested in learning more about Monogram? Tune in to our Reg A+ Webinar at 4pm ET on Thursday, September 12th, featuring Monogram and three other Reg A+ companies currently accepting reservations on SeedInvest.

Register

Questions? Email us. We're happy to help.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

Monogram Orthopaedics Inc is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Monogram Orthopaedics Inc: https://www.seedinvest.com/monogram